As filed with the Securities and Exchange Commission on March ___, 1999

                                                    Registration No. 333-65901
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                           BERGEN BRUNSWIG CORPORATION
             (Exact name of registrant as specified in its charter)


    New Jersey                                              22-1444512
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                             4000 Metropolitan Drive
                          Orange, California 92868-3598
                                 (714) 385-4000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                 -------------
                                 MILAN A. SAWDEI
           Executive Vice President, Chief Legal Officer and Secretary
                             4000 Metropolitan Drive
                          Orange, California 92868-3510
                                 (714) 385-4255
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 -------------
                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                             Lowenstein Sandler (PC)
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                  ------------
          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders. See "Selling Shareholders".

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           BERGEN BRUNSWIG CORPORATION

                                 716,080 Shares
                              Class A Common Stock

The  shareholders  of  Bergen Brunswig Corporation listed below are offering and
selling   716,080   shares   of  the  Company's  Class A Common Stock under this
Prospectus.

The selling shareholders obtained their shares of Class A Common Stock on September 30, 1998, by virtue of the mergers of Ransdell Surgical, Inc. and Choice Medical, Inc. into two wholly-owned subsidiaries of Bergen Brunswig Corporation.

The Class A Common Stock is listed on the New York Stock Exchange under the symbol "BBC". On March ___, 1999, the closing price of one share of Class A Common Stock on the New York Stock Exchange was $________.

The selling shareholders will sell their shares of Class A Common Stock on the New York Stock Exchange at prevailing market prices. Bergen Brunswig Corporation will not receive any of the proceeds from the sale of the shares of Class A Common Stock by the selling shareholders.

The Company's principal executive offices are located at 4000 Metropolitan Drive, Orange, California 92868-3598; telephone (714) 385-4000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is March ___, 1999.

                             ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain reports, proxy and information statements, and other information regarding issuers (including Bergen Brunswig Corporation) may be found.

This Prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding Bergen Brunswig Corporation and its Class A Common Stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate" into this Prospectus information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

(a) Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended;

(b)  Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

(c) Current Reports on Form 8-K November 12, 1998, January 13, 1999 and January 26, 1999;

(d)  Definitive Proxy Statement on Schedule 14A dated August 21, 1998; and

(e) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the Commission on October 20, 1993, and any amendment or report filed for the purpose of updating any such description.

We will provide without charge to each person, including any beneficial owner of Class A Common Stock ("Common Stock"), to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be directed to Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868-3510,
Attention: Milan A. Sawdei, Secretary; telephone number (714) 385-4255.

you should rely only on the information contained or incorporated by reference in this document. Bergen Brunswig Corporation has not authorized anyone to provide you with information that is different. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

                                   THE COMPANY

Bergen Brunswig Corporation, formed in 1956, and its subsidiaries (collectively, the "Company") are a diversified drug and health care distribution organization and, as such, the nation's largest supplier of pharmaceuticals to the managed care market and the second largest wholesaler to the retail pharmacy market. The Company is one of the largest pharmaceutical distributors to provide both pharmaceuticals and medical-surgical supplies on a national basis.

                              SELLING SHAREHOLDERS

On September 4, 1998, the Company, BBMC-1 Merger Corp. ("BBMC-1"), BBMC-2 Merger Corp. ("BBMC-2"), Ransdell Surgical, Inc. ("RSI") and Choice Medical, Inc. ("CMI") entered into an Agreement and Plans of Merger (the "Agreement"). Pursuant to the terms of the Agreement, BBMC-1 was merged with and into RSI (the "RSI Merger") and the shareholders of RSI received, in exchange for their shares of RSI stock, shares of Common Stock. Upon completion of that closing, the Company and RSI filed a Certificate of Merger with the Secretary of State of Kentucky, and the RSI Merger became effective as of September 30, 1998 (the "RSI Effective Time"). Pursuant to the terms of the Agreement, BBMC-2 was merged with and into CMI (the "CMI Merger"), and the shareholders of CMI received, in exchange for their shares of CMI stock, shares of Common Stock. Upon completion of that closing, the Company and CMI filed Articles of Merger with the Secretary of State of Kentucky, and the CMI Merger became effective on September 30, 1998 (the "CMI Effective Time"). On December 1, 1998 the Company effected a two-for-one stock split applicable to holders of record of the Company's Common Stock on November 2, 1998 (the "Split"). As holders of record on November 2, 1998, the Selling Shareholders participated in the Split. Pursuant to the
Agreement:

          (i) at the RSI Effective Time, the Company delivered an aggregate of 529,784 (post-Split) shares of Common Stock from the Company's treasury to its Transfer Agent of which 476,814 (post-Split) shares are to be transferred to the Selling Shareholders, free of escrow, in proportion to their respective outstanding interests in RSI stock upon completion of the exchange process described in the Agreement, and 52,970 (post-Split) shares are to be delivered to an escrow agent on completion of the exchange process;

          (ii) at the CMI Effective Time, the Company delivered an aggregate of 186,296 (post-Split) shares of Common Stock from the Company's treasury to its Transfer Agent of which 167,672 (post-Split) shares are to be transferred to the Selling Shareholders, free of escrow, in proportion to their respective outstanding interests in CMI stock upon completion of the exchange process described in the Agreement, and 18,624 (post-Split) shares are to be delivered to an escrow agent upon completion of the exchange process; and

          (iii) the Escrow Agent is required to return shares of Common Stock to the Company in the event that (x) the audited net worth of RSI and/or CMI should be less than the respective guaranteed amounts, and (y) certain indemnification claims are made by the Company, as set forth in the Agreement.

No more than 716,080 (post-Split) shares of Common Stock, in the aggregate, will be issued in connection with the Mergers.

The following table sets forth information as to the number of shares of Common Stock that will be beneficially owned by the Selling Shareholders, each of whom will own less than one percent (1%) of the outstanding Common Stock of the Company, assuming that a total of 716,080 (post-Split) shares of Common Stock, including all those shares initially delivered to the Escrow Agent, will be delivered to the Selling Shareholders as described above.

            Selling Shareholders                              Number of Shares
       (formerly shareholders of RSI)                     Owned Before Offering*

            George W. Ransdell                                     18,126
            Marie T. Ransdell                                         562
            Michael R. Ransdell                                   115,066
            Amy K. Ransdell                                         8,556
            Letheris P. Sapanas                                     4,728
            Jan R. Jaggers                                         17,732
            Joseph H. Speiden                                       3,546
            Richard Mohr                                              562
            Ransdell Family, Ltd. 1                               158,188
            Ransdell Family #2, Ltd.                              106,904
            George W. Ransdell Irrevocable Trust                   83,148
            Ryan Ransdell                                           4,222
            Camille Ransdell                                        4,222
            Tiffany Ransdell                                        4,222


          Selling Shareholders                             Number of Shares
      (formerly shareholders of CMI)                     Owned Before Offering*
      ------------------------------                     ----------------------
            George W. Ransdell                                    31,890
            Michael R. Ransdell                                   48,812
            Ransdell Family Business Trust                         1,870
            Ransdell Family #2, Ltd.                              45,558
            William V. Bartoccini                                 36,202
            George Puckett                                        21,964

*All numbers have been adjusted to reflect the Split. It is anticipated that upon completion of this offering, the Selling Shareholders will not own any shares of Common Stock. Prior to the Effective Time, none of the Selling Shareholders had ever held any position or office or had any material relationship with the Company or any of its subsidiaries.

                                 MANNER OF SALE

The Common Stock is listed on the New York Stock Exchange. It is anticipated that the Selling Shareholders will sell the shares of Common Stock at the market (that is, at the price in effect on the New York Stock Exchange at the time of sale to investors). Sales will be effected by registered broker/dealers on the New York Stock Exchange.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

                           FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). This Prospectus incorporates by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to, uncertainties relating to general economic conditions; the loss of one or more key customer or supplier relationships, including pharmaceutical or medical-surgical manufacturers for which alternative supplies may not be available; the malfunction or failure of the Company's information systems; the costs and difficulties related to the integration of recently acquired businesses; changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent auditors, or the staff of the Securities and Exchange Commission; changes in the distribution or outsourcing pattern for pharmaceutical or medical-surgical products, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; competitive factors in the Company's healthcare service businesses, including pricing pressures; the continued financial viability and success of the Company's customers and suppliers; technological developments and products offered by competitors; failure to retain or continue to attract senior management or key personnel; risks associated with international operations, including fluctuations in currency exchange ratios; successful challenges to the validity of the Company's patents, copyrights and/or trademarks; difficulties or delays in the development, production and marketing of new products and services; strikes or other labor disruptions; labor and employee benefit costs; pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug and medical-surgical supply price inflation; changes in hospital buying groups or hospital buying practices; and other factors referenced in documents incorporated by reference herein. The words "believe," "expect," "anticipate," "project," and similar expressions identify "forward-looking statements," which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                              RECENT DEVELOPMENTS

          On December 31, 1998, Bergen Brunswig Corporation ("Bergen") completed the acquisition of substantially all of the business, assets and property, subject to certain liabilities, of Medical Initiatives, Inc. ("MII"), a pre-filler of pharmaceuticals for oncology centers, located in Tampa, Florida. Bergen issued approximately 210,000 shares of Bergen Common Stock, previously held as treasury shares, valued at approximately $6.3 million, acquired assets at fair value of approximately $1.2 million, assumed liabilities of approximately $0.7 million and incurred costs of $0.2 million.

          On January 21, 1999, Bergen completed the acquisition of Stadtlander Drug Company, Inc. ("Stadtlander"), a national leader in disease-specific pharmaceutical care delivery for transplant, HIV, infertility and serious mental illness patient populations and a leading provider of pharmaceutical care to the privatized corrections market, headquartered in Pittsburgh, Pennsylvania. Bergen paid approximately $197.3 million in cash and issued approximately 5.7 million shares of Bergen Common Stock, previously held as Treasury shares, valued at approximately $140.8 million, and assumed indebtedness of approximately $100.9 million.

          A United States federal investigation of Stadtlander with respect to possible violations of the Medicare provisions of the Social Security Act is being conducted. The activities under investigation predated the ownership of Stadtlander by Counsel Corporation ("Counsel"). Bergen has been advised that while owned by Counsel, Stadtlander cooperated fully with the authorities investigating this matter. Stadtlander has also been named as a defendant in legal proceedings commenced in the U.S. District Court, Northern District of Texas, Dallas Division, asserting, among other things, that by entering into a transaction with a third-party, Stadtlander interfered with the plaintiff's relationship with that third-party. This proceeding is in a preliminary stage. In addition, Stadtlander is a 49% equity owner of a limited liability company formed for the purpose, among other things, of operating a specialty pharmaceutical business to provide services to patients diagnosed with a serious mental illness. This limited liability company is governed by an operating agreement that contains, among other things, a covenant prohibiting the members from participating in certain competing activities. The other member of the limited liability company has asserted that upon consummation of the merger of a wholly owned subsidiary of Bergen with and into PharMerica Inc. ("PharMerica"), PharMerica would be subject to the non-compete provisions of the operating agreement unless certain activities currently performed by PharMerica were performed through the limited liability company. Bergen disputes this position. Counsel has agreed to provide certain indemnification to Bergen with respect to each of the matters described in this paragraph.

          On February 10, 1999, Bergen completed the acquisition of 100% of the capital stock of J.M. Blanco, Inc. ("J.M. Blanco"), Puerto Rico's largest pharmaceutical distributor, headquartered in Guaynabo, Puerto Rico. The Company paid approximately $29.7 million in cash and assumed approximately $22.2 million in debt.

          The  purchase   prices  of  the  MII,   Stadtlander  and  J.M.  Blanco
acquisitions, to be accounted for as purchases for financial reporting purposes, are subject to adjustments after the completion of acquisition audits.

                                     EXPERTS

The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, have been audited by Deloitte & Touche
LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission
              registration fee.....................................     $4,777
Legal fees and expenses............................................      4,000
Accounting fees and expenses.......................................      2,500
Miscellaneous expenses.............................................        723

                Total..............................................    $12,000

No portion of the foregoing expenses will be borne by the Selling Shareholders.

All expenses other than the Securities and Exchange Commission registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

Under the Company's Restated Certificate of Incorporation, every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In addition, in April, 1986, the Company entered into agreements, which were amended on July 3, 1986 (collectively, the "Indemnity Agreement"), to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The 1984 Policy afforded the broadest coverage for liabilities arising under ERISA and the securities and anti-trust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of $30 million from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the annual meeting held on December 17, 1986. The Company currently maintains a directors' and officers' insurance policy which provides liability coverage with respect to its directors and officers.

In addition, the Company's Restated Certificate of Incorporation eliminates the personal liability of directors and officers to the Company and its shareowners for monetary damages for acts or omissions (including negligent and grossly negligent acts or omissions) in violation of a director's or officer's fiduciary duty of care. The duty of care refers to a fiduciary duty of directors and officers to manage the affairs of the Company with the same degree of care as would be applied by an "ordinarily prudent person under similar circumstances". The provisions of the Company's Restated Certificate of Incorporation which eliminate the personal liability of directors and officers do not, in any way, eliminate or limit the liability of a director or officer for breaching his duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to the Company or its shareowners, failing to act in good faith, knowingly violating a law or obtaining an improper personal benefit and do not have any effect on the availability of equitable remedies.

See also the undertakings set forth in response to item 17 herein.

Item 16.  Exhibits

          4.1* Restated   Certificate  of   Incorporation   of  Bergen  Brunswig
               Corporation, dated November 13, 1998, is incorporated by reference to Exhibit 4.1 to the Company's Post Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

          4.2* By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998, are incorporated by reference to Exhibit
               4.2 to the Company's Post-Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

          4.3* Rights  Agreement,  dated as of  February  8, 1994,  between  the
               Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

          5.1* Opinion of Lowenstein Sandler PC.

          23.1** Consent of Deloitte & Touche LLP.

          23.2* Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

          24.1* Power of Attorney.

______________________
*Previously Filed
**Filed with Post-Effective Amendment No. 2

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement; and

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. That for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 23rd day of March, 1999.

                                        BERGEN BRUNSWIG CORPORATION

                                        By:   /s/ Milan A. Sawdei
                                              --------------------------
                                              Milan A. Sawdei,
                                              Executive Vice President


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                    Title                         Date

/s/    Robert E. Martini*           Chairman of the Board         March 23, 1999
       -----------------            and Director
       Robert E. Martini


/s/    Donald R. Roden*             President, Chief Executive    March 23, 1999
       -----------------            Officer and Director
       Donald R. Roden


/s/    Neil F. Dimick*              Executive Vice President,     March 23, 1999
       -----------------            Chief Financial Officer
       Neil F. Dimick               and Director (Principal
                                    Financial Officer and
                                    Principal Accounting
                                    Officer)

/s/    Jose E. Blanco, Sr.*         Director                      March 23, 1999
       -------------------
       Jose E. Blanco, Sr.


/s/    Rodney H. Brady*             Director                      March 23, 1999
       -----------------
       Rodney H. Brady


/s/    Charles C. Edwards, M.D.*    Director                      March 23, 1999
       -----------------------
       Charles C. Edwards, M.D.


/s/    Charles J. Lee*              Director                      March 23, 1999
       -----------------
       Charles J. Lee


/s/    George R. Liddle*            Director                      March 23, 1999
       -----------------
       George R. Liddle


/s/    James R. Mellor*             Director                      March 23, 1999
       -----------------
       James R. Mellor


/s/    George E. Reinhardt, Jr.*    Director                      March 23, 1999
       -------------------------
       George E. Reinhardt, Jr.

    Signature                         Title                             Date


/s/    Francis G. Rodgers*            Director                    March 23, 1999
       -------------------
       Francis G. Rodgers


*By:/s/ Milan A. Sawdei
        -----------------
        Milan A. Sawdei,
        Attorney-in-Fact

                                  EXHIBIT INDEX

       4.1* Restated Certificate of Incorporation of Bergen Brunswig Corporation, dated November 13, 1998, is incorporated by reference to Exhibit 4.1 to the Company's Post Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

       4.2* By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998, are incorporated by reference to Exhibit
              4.2 to the Company's Post-Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

       4.3* Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights
              Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

       5.1*   Opinion of Lowenstein Sandler PC.

       23.1** Consent of Deloitte & Touche LLP.

       23.2*  Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

       24.1*  Power of Attorney.

___________
*  Previously filed
**  Filed with Post Effective Amendment No. 2.